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                                                                    EXHIBIT 4.16


                         REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT is made as of October 10, 2000, by and among AVIRON, a Delaware corporation (the "Company"), and EVANS VACCINES LIMITED ("Evans").

                                    RECITALS

        A. Concurrent with the date hereof, the Company and Evans entered into an agreement (the "Manufacturing Agreement") relating to the manufacture of the Company's intranasal flu vaccine, FluMist(TM).

        B. In connection with the Manufacturing Agreement, the Company agreed to issue to Evans a total of six (6) warrants (each, a "Warrant") to purchase an aggregate total of sixty three thousand one hundred sixty two (63,162) shares (ten thousand five hundred twenty seven (10,527) shares per Warrant) of the Company's common stock, par value $0.001 (the "Shares"), pursuant to the terms as set forth in each Warrant.

        The parties hereto hereby agree as follows:

        1. DEMAND REGISTRATION

                (a) Except as provided in Section 1(d) below, the Company shall, as expeditiously as possible, but in no event later than ninety (90) days of the date hereof, prepare and file a registration statement on Form S-3 with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), to register the resale of the Registrable Securities (as defined below) by Evans (the "Registration Statement") and to use its best efforts to cause the Registration Statement to be declared effective as soon as possible. In the event that at any time the filing of such Registration Statement is undertaken or is required to be undertaken the Company fails to qualify for use of Form S-3 (or other available form for similar type securities registration) for purposes of registering for resale the Shares, the Company shall cause a registration statement on Form S-1 (or other available form for similar type securities registration) to be filed as soon as practicable thereunder. Evans agrees to furnish promptly to the Company in writing all information reasonably required by the Company to file such Registration Statement.

        For purposes of this Agreement, "Registrable Securities" means the Shares issued and/or issuable to Evans upon exercise of the Warrants, or upon any stock split, stock dividend, recapitalization or similar event with respect to such Shares, but only to the extent and so long as Shares constitute "restricted securities" under Rule 144 under the Securities Act. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities on the seventh anniversary of the date hereof.

                (b) The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and Evans shall pay all Selling Expenses (as defined below). "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees,



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printing expenses, escrow fees, fees and disbursements of counsel and independent public accountants for the Company, blue sky fees, transfer agent fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean selling commissions, underwriting fees and stock transfer taxes applicable to the Registrable Securities.

                (c) In the case of the registration effected by the Company pursuant to these registration provisions, the Company will use its best efforts to: (i) keep such registration effective with respect to the Registrable Securities until the earliest of (A) the seventh anniversary of the effective date of the registration statement, (B) such date as all of the Registrable Securities have been resold or (C) such time as all of the Registrable Securities held by Evans and registered thereunder can be sold without restriction pursuant to Rule 144 under the Securities Act; (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as Evans from time to time may reasonably request in order to facilitate the public sale or other disposition of all or any of the Registrable Securities held by Evans; (iv) cause all Registrable Securities registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Company are then listed or quoted; (v) provide a transfer agent and registrar for all Registrable Securities registered pursuant to the Registration Statement and a CUSIP number for all such Registrable Securities; (vi) otherwise use its best efforts promptly to comply with all applicable rules and regulations of the SEC; and (vii) file the documents required of the Company and otherwise use its best efforts promptly to obtain, if applicable, and maintain requisite blue sky clearance in (A) all jurisdictions in which any of the Registrable Securities are originally sold and
(B) all other states specified in writing by Evans, provided as to clause (B), however, that the Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented. The Company shall use its best efforts to qualify for use of Form S-3 or other similar form then available under the Securities Act to register the resale of the Registrable Securities and to maintain such qualification during the periods described in clause (i) above.

                (d) The Company may delay the filing of the Registration Statement for up to forty-five (45) days by giving written notice to Evans if the Board of Directors of the Company shall have determined in good faith that the Company may be required to disclose any material corporate development which disclosure may have a material effect on the Company.

                (e) Following the effectiveness of the Registration Statement, the Company may, at any time, but not more than once in any six-month period, suspend the effectiveness of such registration statement for up to 30 days, as appropriate (a "Suspension Period"), by giving notice to Evans, if the Company shall have determined that the Company may be required to disclose any material corporate development which disclosure may have a material effect on the Company. The Company agrees to use commercially reasonable efforts to minimize the length of any such suspension. The duration of any Suspension Period shall be added to the period of time that the Company agrees to keep the Registration Statement effective. Evans agrees that,



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upon receipt of any notice from the Company of a Suspension Period, Evans shall forthwith discontinue disposition of shares covered by such Registration Statement or prospectus until Evans (i) is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

                (f) The Company will, as expeditiously as possible, notify Evans
(i) of the effective date of the Registration Statement and the date when any post-effective amendment the Registration Statement becomes effective; (ii) of any stop order or notification from Securities and Exchange Commission or any other jurisdiction as to the suspension of the effectiveness of the Registration Statement; and (iii) of the end of any suspension hereunder.

                (g) With a view to making available to Evans the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit Evans to sell Registrable Securities to the public without registration or pursuant to registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the seventh anniversary of the Closing Date or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Exchange Act of 1934, as amended (the "Exchange
Act) and maintain registration of its Common Stock under Section 12 of the Exchange Act; and (iii) furnish to Evans upon request, as long as Evans owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail Evans of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration

                (h) The obligation to request the Company to file any Registration Statement shall not be assignable.


        2. INDEMNIFICATION AND CONTRIBUTION.

                (a) The Company agrees to indemnify Evans and hold Evans harmless from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which Evans may become subject (under the Securities Act, Exchange Act, state securities laws or otherwise) insofar as such losses, claims, damages or liabilities (or actions proceedings or settlements in respect thereof) arise out of, or are based upon, (i) any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, on the effective date thereof or any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any failure by the Company (or its agents) to fulfill any undertaking included in the Registration Statement, and the Company will, as incurred, reimburse Evans for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, loss, damage, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is



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based upon (i) an untrue statement (or omission) made in such Registration
Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of Evans specifically for use in preparation of the Registration Statement, or (ii) any untrue statement (or omission) in any Prospectus that is corrected in any subsequent Prospectus that was delivered to Evans by the Company prior to the pertinent sale or sales by Evans. The Company will reimburse Evans for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this section and the possibility that such payments might later be held to be improper, provided, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

                (b) Evans agrees to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of Evans specifically for use in preparation of the Registration Statement, provided, however, that Evans shall not be liable in any such case for any untrue statement included in any Prospectus which statement has been corrected, in writing, by Evans and delivered to the Company before the sale from which such loss occurred, or (ii) any untrue statement in any Prospectus that is corrected in any subsequent Prospectus that was delivered to Evans prior to the pertinent sale or sales by Evans, provided, further, however, that the liability of Evans hereunder shall be limited to the proceeds received by Evans from the sale of the Registrable Securities covered by such Registration Statement; and provided, further, however, that the obligations of Evans hereunder shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action settlement is effected without the consent of Evans. Evans will reimburse the Company for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim up to the limits set forth herein notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this section and the possibility that such payments might later be held to be improper, provided, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to Evans, upon request, reasonable assurances of their ability to effect any refund, when and if due.

                (c) Promptly after receipt by any indemnified person of a notice of a claim or the commencement of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume and undertake the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of



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the indemnifying person's election to assume and undertake the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.

                (d) If the indemnification provided for in this Section 2 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions proceedings or settlements in respect thereof) referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and Evans on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or Evans on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Evans agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), Evans shall not be required to contribute any amount in excess of the amount by which the amount received by Evans (net of Selling Expenses) from the sale of the Registrable Securities to which such loss relates exceeds the amount of any damages which Evans has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                (e) The obligations of the Company and Evans under this Section 2 shall be in addition to any liability which the Company and Evans may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or Evans within the meaning of the Securities Act.



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        3. MISCELLANEOUS.

                (a) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

                (b) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                (c) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                (d) DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                (e) GOVERNING LAW. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.



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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                       AVIRON,
                                       a Delaware corporation


                                       By:  /s/ Fred Kurland
                                           -------------------------------------
                                           Fred Kurland
                                           Senior Vice President and Chief
                                           Financial Officer


                                       EVANS VACCINES LIMITED


                                       By:  /c/  C.S.W. Swingland
                                           -------------------------------------
                                           C.S.W. Swingland
                                           General Counsel



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